SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2004

SILICON IMAGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26887		77-0396307
(Commission File Number)		(IRS Employer Identification No.)

	1060 East Arques Ave., Sunnyvale, CA	94085
	(Address of principal executive offices)	(Zip Code)

(408) 616-4000
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5                                OTHER EVENTS.

On July 27, 2004, Parviz Khodi, Vice President of PC/Display Products of the Registrant, entered into a trading plan with Credit Suisse First Boston Corporation that is intended to comply with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended.  Pursuant to the plan, Credit Suisse First Boston will undertake to sell up to 40,000 shares of common stock of the Registrant that are currently beneficially owed by Mr. Khodi at specified intervals beginning August 1, 2004 through June 1, 2005, provided that the limit order prices specified in the plan are met.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2004		SILICON IMAGE, INC.

	By:	/s/ Robert G. Gargus
Robert G. Gargus
Vice President, Finance and Administration and Chief Financial Officer